Exhibit 10.6

                            SECOND AMENDMENT TO LEASE

      This SECOND AMENDMENT TO LEASE ("Second Amendment") is made and entered into as of the 23rd day of July, 2002, by and between KINGSTON ANDRITA LLC, a Delaware limited liability company ("Landlord"), and PLAYBOY ENTERTAINMENT GROUP, INC., a Delaware corporation ("Tenant").

                                    Recitals

      A. Tenant and Landlord are parties to that certain Lease, dated September 20, 2001, as amended by that certain First Amendment to Lease (the "First Amendment"), dated May 15, 2002 (as amended, the "Lease"), pursuant to which Landlord leased to Tenant certain premises located at 3030 Andrita Street, Los Angeles, California as more particularly described in the Lease (the "Premises").

      B. Certain disputes have arisen between Landlord and Tenant regarding the responsibility for the prosecution of and payment for construction of certain improvements at the Premises and Landlord and Tenant intend that this Second Amendment shall resolve all such disputes between them.

      C. Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth below.

      D. All capitalized terms used herein but not specifically defined in this Second Amendment shall have the meanings ascribed to such terms in the Lease.

            NOW, THEREFORE, in consideration of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

      1. Construction Drawings. Landlord and Tenant acknowledge that the parties have not strictly complied with the requirements of Section 15.1(b) of the Lease. Notwithstanding the foregoing, the plans and specifications listed on
Schedule 1 attached to this Second Amendment shall be deemed to be the Construction Drawings for all purposes under the Lease.

      2. Accepted Bid. The Accepted Bid required by Section 15.3(i) of the Lease is in the amount of $5,407,237 as more particularly set forth on Schedule 2A attached to this Second Amendment and includes the construction contract executed between Landlord and Illig Construction described on Schedule 2B attached to this Second Amendment, all of the Change Orders approved by Landlord and Tenant described on Schedule 2B and all other costs of Landlord Work incurred by Landlord as of the date of this Second Amendment. Landlord represents and warrants to Tenant that the Accepted Bid covers all of Landlord's Work (excluding any work to be performed by Landlord pursuant to the Phase 2 Change Order) and


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that the Accepted Bid contains no charges required to be paid exclusively by
Landlord pursuant to Section 15.4 of the Lease.

      3. Above Standard Work. There is no Above Standard Work in Landlord's
Work.

      4. Previous Change Orders. The Change Orders approved by Tenant prior to the date of this Second Amendment are those items set forth on Schedule 4 attached to this Second Amendment. The aggregate cost for such Change Orders is $48,717.00.

      5. Waiver of Shared Excess. The total amount of costs and expenses related to Landlord's Work that is susceptible of being construed as Shared Excess that has been incurred by Landlord and has yet to be incurred by Landlord pursuant to the Construction Drawings and the Accepted Bid is equal to $1,358,520 (the "Disputed Excess") as more particularly set forth on Schedule 2C and Schedule 5 attached to this Second Amendment. Landlord and Tenant dispute the proper allocation of the Disputed Excess. In order to fully resolve their differences with regard to the Disputed Excess, all of the Disputed Excess shall be allocated entirely to Landlord and no portion of the Disputed Excess shall be considered or deemed Shared Excess allocable to Tenant. Tenant shall have no obligation whatsoever to pay Landlord for any part of the Disputed Excess. Notwithstanding the foregoing, Tenant remains liable under the Lease for Shared Excess in excess of the Disputed Excess that may result from any additional costs actually paid or incurred by Landlord for Landlord's Work subsequent to the date of this Second Amendment for which any of the following apply: (a) costs incurred by Landlord for project inspection, and filing fees, (b) any costs incurred by Landlord for the construction of the open ceiling modifications in accordance with Section 3 of the First Amendment, and (c) any credits for or revised allocations of Landlord's Work as may be revealed by the "Audit" (defined in Section 18 below) (collectively, "Post Amendment Additional Costs"). All Post Amendment Additional Costs shall be shared equally by Landlord and Tenant except for (a) those matters described in clause (c) of the preceding sentence, which matters shall be allocated in accordance with Section 18, and
(b) any of the items set forth in the preceding sentence and any of the items set forth in Section 6 that are directly related to the Phase 2 Change Order, all of which shall be Tenant's sole responsibility.

      6. Phase 2 Change Order. Tenant hereby approves the Change Order attached to this Second Amendment as Schedule 6 (the "Phase 2 Change Order") in the amount of $1,611,503. The Phase 2 Change Order constitutes a Landlord Change; provided, however, that notwithstanding anything to the contrary in the Lease, none of the initial $1,611,503 cost of the Phase 2 Change Order shall be considered Shared Excess and all of the initial $1,611,503 cost of the Phase 2 Change Order shall be paid for solely by Landlord. Concurrently with the execution of this Second Amendment, Landlord shall execute and deliver to Illig Construction the Phase 2 Change Order. Landlord hereby waives any Tenant Delays that may result from the completion of the work set forth in the Phase 2 Change Order, except as expressly set forth below in this Section 6. The only Tenant Delays or additional costs to be paid by Tenant which will be recognized by Landlord and Tenant as a result of the Phase 2 Change Order are the Tenant Delays or additional costs, as the case may be, that result solely from (a) field conditions not


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known to Landlord, Tenant or Illig Construction as of the date of this Second
Amendment with regard to the work to be performed pursuant to the Phase 2 Change Order, (b) all architectural fees incurred by Tenant related to the Phase 2 Change Order, (c) damage to the Landlord's Work caused by a Permitted Contractor (as defined in Section 9(d) of this Second Amendment), (d) defective construction by a Permitted Contractor or delays due to improperly timed activities of the Permitted Contractors that are not consistent with the timing of work agreed to in the daily construction meetings contemplated by Section 9(e) of this Second Amendment, and (e) changes required to Landlord's Work resulting from required changes to the Construction Drawings pursuant to governmental requirements for obtaining an amended building permit or any other permits, licenses or temporary or permanent certificates of occupancy for the Construction Drawings and/or Landlord's Work which result solely from the Phase 2 Change Order. Notwithstanding any of the foregoing provisions of this Section 6, if Landlord is required to execute a Change Order for a modification or addition to the Landlord's Work connection with the Phase 2 Change Order, which modification or addition is the direct result of an error or omission in the plans and specifications that constitute the Phase 2 Change Order, then such Change Order shall be deemed Other Work Change Costs and Tenant shall be responsible to reimburse Landlord for the entire amount of such Change Order in accordance with Section 15.3 of the Lease. The Phase 2 Change Order shall be deemed not to contain any charges required to be paid exclusively by Landlord pursuant to Section 15.4 of the Lease.

      7. Security Deposit and Unpaid Amount.

            (a) Notwithstanding anything to the contrary contained in Section 15.3(f) of the Lease or any other provision of the Lease, Tenant shall pay to Landlord concurrently with the execution of this Second Amendment the sum of $131,728 (the "Unpaid Amount") which is equal to the sum of (i) $48,717.00 for the costs of the Change Orders set forth in Section 4 above, and (ii) $83,
011.00 for all construction management and other fees to which Landlord is currently entitled under the Lease and this Second Amendment for all Change Orders, the Phase 2 Change Order and all other work required to be performed by Landlord pursuant to the Lease as amended by this Second Amendment (including without limitation the five percent (5%) construction management fee payable to Landlord for the Phase 2 Change Order and the Change Orders set forth in Section 4 of this Second Amendment).

            (b) Concurrently with the execution of this Second Amendment, Tenant shall pay to Landlord the sum of $2,160,000 (the "Security Deposit") which is equal to the sum of (i) $2,420,000 (the total required security deposit), minus
(ii) the offset of $150,000 pursuant to Section 11 of this Second Amendment and minus (iii) the offset of $110,000 pursuant to Section 16 of this Second Amendment. The Security Deposit shall be non-refundable to Tenant during the Term of the Lease, except as set forth in Section 19 of this Second Amendment. Any unused portion of the Security Deposit shall be refunded to Tenant on the expiration or earlier termination of this Lease (except for any termination that results from a default by Tenant). Landlord shall hold the Security Deposit as security to ensure the performance of all of Tenant's obligations under the Lease and also for any damage that Landlord may sustain by reason of any act of Tenant. Landlord may commingle the Security Deposit with its other funds and may use


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the same for any purpose. Landlord shall not be required to pay Tenant any interest on the Security Deposit. If there exists an Event of Default under the Lease, Landlord may (but shall not be required to), without prejudice to any other remedy available to Landlord, apply all or part of the Security Deposit to the amounts to which Landlord is entitled pursuant to Landlord's remedies under the Lease. Tenant hereby waives the provisions of California Civil Code section 1950.7, and all other provisions of law now in force or that may become in force after the date of execution of this Second Amendment, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent.

            (c) Notwithstanding any other provision of this Lease, as of the date of this Second Amendment, except for any Post Amendment Additional Costs, the Unpaid Amount shall be Tenant's sole and exclusive monetary obligation to Landlord with respect to all Change Orders (including the Phase 2 Change Order), Shared Excess, Playboy Office Work Change Costs, Other Work Change Costs, and any Above Standard Work costs existing or incurred as of the date of this Second Amendment. Other than the Unpaid Amount and any Post Amendment Additional Costs, Tenant shall not be liable to Landlord for any other costs or expenses related to Landlord's Work unless either (i) a Change Order for additional work is executed by Landlord subsequent to the date of this Second Amendment in accordance with the terms of the Lease and consented to in writing by Tenant or
(ii) such costs or expenses are payable by Tenant pursuant to Section 6 above or
Section 8 below. All Post Amendment Additional Costs shall be invoiced by Landlord to Tenant pursuant to the terms of the Lease and shall be paid by Tenant to Landlord in accordance with the terms of the Lease.

            (d) Tenant shall offset against the first payment of Base Rent to become due an amount equal to $7,000 as an offset for certain interest costs incurred by Tenant.

      8. Tenant Delays. Notwithstanding anything contained in the Lease or in any correspondence or oral understandings between Landlord and Tenant prior to the date of this Second Amendment, there are no Tenant Delays or Unavoidable Delays which may result from any facts or circumstances existing as of the date of this Second Amendment and known to Landlord, Illig Construction or Tenant or which are reasonably ascertainable by Landlord, Illig Construction or Tenant (including without limitation any such facts or circumstances related to any Change Orders and the Phase 2 Change Order). Landlord waives all such Tenant Delays and Unavoidable Delays that may exist as of the date of this Second Amendment; provided, however, that such waiver does not include any Tenant Delays that may be recognized by Landlord and Tenant in connection with the Phase 2 Change Order strictly in accordance with Section 6.

      9. Partial Delivery of the Premises.

      (a) Landlord shall use its commercially reasonable efforts to cause the Landlord's Work and the Phase 2 Change Order work to be completed as soon as reasonably possible. Each of the areas of the Premises set forth in the table below (and as more particularly shown on Schedule 9 attached to this Second Amendment) shall be delivered by Landlord to Tenant in "Materially Complete" condition (as defined below) on the dates (each a "Partial Delivery


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Date") set forth in Column 2 of the table below for Tenant to commence any
Tenant work in such portion of the Premises that Tenant desires:

--------------------------------------------------------------------------------
         Column 1             Column 2               Column 3           Column 4
--------------------------------------------------------------------------------
    PARTIAL PREMISES          PARTIAL                  FINAL              DAILY
         NAME              DELIVERY DATE           DELIVERY DATE          AMOUNT
--------------------------------------------------------------------------------
Studio A                  August 30, 2002       September 10, 2002     $1,067.07
--------------------------------------------------------------------------------
Studio B                  September 6, 2002     September 23, 2002     $  700.00
--------------------------------------------------------------------------------
Area F                    September 6, 2002     September 23, 2002     $  700.00
--------------------------------------------------------------------------------
Master Control Room       August 16, 2002       September 10, 2002     $  700.00
--------------------------------------------------------------------------------
Production Control        August 5, 2002        September 10, 2002     $  700.00
--------------------------------------------------------------------------------
Office Area A             September 6, 2002     September 23, 2002     $  700.00
--------------------------------------------------------------------------------
Office Area C             August 30, 2002       September 16, 2002     $  700.00
--------------------------------------------------------------------------------
Office Area D             August 30, 2002       September 16, 2002     $  700.00
--------------------------------------------------------------------------------

In addition to the Partial Delivery Dates, each of the areas of the Premises set forth in the table above shall be delivered by Landlord to Tenant in substantially complete condition (as defined in the Lease), or in the case of Studio A, the Production Control Area and that portion of Area F shown crosshatched on Exhibit "F-2" to the Lease, in operational condition (as defined in Exhibit "E-1" of the Lease), on the dates (each a "Final Delivery Date") set forth in Column 3 of the table. As used in this Second Amendment, "Materially Complete" means, with respect to a portion of the Premises, (i) that such portion of the Premises is completed to such an extent that such portion of the Premises may be used by Tenant and its contractors and agents to prepare such portion of the Premises for the conduct of a film production business and general office use (but not for actual occupancy to conduct business in such portion of the Premises) and to prepare such portion of the Premises for the prosecution of Tenant's work and (ii) that all of Landlord's Work in such portion of the Premises shall be materially completed except only for minor or insubstantial details of construction, mechanical adjustment, or decoration that may remain to be performed, the performance of which shall not materially interfere with any of Tenant's or its contractor's or agent's use of or work in that portion of the Premises as provided in clause (i) above. A portion of the Premises may be Materially Complete even if Landlord has not obtained a temporary or permanent certificate of occupancy for such portion of the Premises.

            (b) If Landlord does not deliver any of the foregoing portions of the Premises on either the required Partial Delivery Date or the required Final Delivery Date in the condition required by Section 9(a), then a rent abatement period as to each applicable portion of the Premises (each, a "Landlord Delay Period") shall be calculated (i) for each Partial Delivery Date missed, equal to the period commencing fifteen (15) days after the applicable Partial Delivery Date and ending in each case on the date when the applicable portion of the Premises is actually delivered in Materially Complete condition, and (ii) for each Final Delivery Date missed, equal to the period commencing on the day after the applicable Final Delivery Date and ending in each case on the date when the applicable portion of the Premises is actually delivered in substantially complete condition, or in the case of Studio A , the Production Control Area and


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that portion of Area F shown crosshatched on Exhibit "F-2" to the Lease, in operational condition. The commencement of any Landlord Delay Period shall be postponed by a number of days equal to the number of days in any Tenant Delay consistent with Section 6 and Section 8. Notwithstanding the foregoing, with respect to any portion of the Premises, there shall not be any overlapping Landlord Delay Periods such that the entire Landlord Delay Period for any portion of the Premises shall not exceed in the aggregate the period commencing on the sixteenth day after the required Partial Delivery Date and ending on the date the applicable portion of the Premises is actually delivered in substantially complete condition, or in the case of Studio A , the Production Control Area and that portion of Area F shown crosshatched on Exhibit "F-2" to the Lease, in operational condition.

            (c) If any portions of the Premises are not delivered by Landlord to Tenant on or before December 31, 2002 (as such date may be extended by Unavoidable Delay or Tenant Delay) in substantially complete condition, or in the case of Studio A, the Production Control Area and that portion of Area F shown crosshatched on Exhibit "F-2" to the Lease, in operational condition, Tenant, by delivering written notice (a "Tenant Completion Notice") to Landlord, may at any time thereafter elect to complete such portions of the Premises itself. The Tenant Completion Notice shall provide a list of the matters that Tenant considers incomplete (to the extent Tenant is aware of the same). If a Tenant Completion Notice is delivered to Landlord, Landlord shall have five (5) business days to deliver any undelivered portions of the Premises in substantially complete condition, or in the case of Studio A, the Production Control Area and that portion of Area F shown crosshatched on Exhibit "F-2" to the Lease, in operational condition. On the sixth business day after the date of the Tenant Completion Notice, Landlord shall cease work on the Premises and Tenant shall thereafter have free and unencumbered access to the Premises to complete all of the unfinished Landlord's Work.

            (d) Subject to the cooperation obligations contained in Section 9(e) and Tenant fulfilling the insurance requirements in Section 9(f), commencing on July 24, 2002, Landlord shall grant access to the entire Premises to Tenant's "Permitted Contractors" (defined below) to begin prosecuting the Tenant's work; provided that the Premises shall only be required to be Partially Complete on such date. "Partially Complete" means, for any portion of the Premises, a state of incomplete construction (including Landlord not having obtained a temporary or permanent certificate of occupancy) such that Tenant may use such portion of the Premises with tradesmen, material, equipment and furniture to commence and continue to prosecute Tenant's work in such portion of the Premises; except that Landlord's Work in such portion of the Premises need not then be completed; any electrical power may be supplied as temporary power; and Landlord shall continue to use such portion of the Premises with Landlord's contractors, subcontractors and Tenant shall jointly use such portion of the Premises with Tenant's Permitted Contractors in such a way as not to materially interfere with one another's work in such portion of the Premises. As used in this Second Amendment, "Permitted Contractors" means, Academy Lighting, Sony Systems Integration, Korum Engineering, Pacific Bell, a telecommunications and wiring contractor to be identified by Tenant, and such other contractors as Tenant may require; provided that, with respect to such unidentified contractors, (i) Tenant provides Landlord not less than three (3) days prior written notice of such additional Permitted


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Contractor commencing work, (ii) such other contractors do not materially interfere with Landlord's Work, and (iii) such other contractors are reasonably approved by Landlord.

            (e) Landlord, its contractors, Tenant and the Permitted Contractors shall have daily construction meetings to coordinate the work of the trades in all Partially Complete portions of the Premises (as the same may exist from time to time) such that Landlord, its contractors, Tenant and the Permitted Contractors may simultaneously prosecute their respective work within the Partially Complete portions of the Premises. If the work being performed by Landlord's contractors and agents and Tenant's Permitted Contractors, as the case may be, is consistent with the type of work and schedule of work agreed upon at the daily construction meetings, then Landlord may not claim that any Tenant Delays occur as a result of such joint use or as a result of such work performed by Tenant's Permitted Contractors in such portions of the Premises.

            (f) Concurrently with the execution of this Second Amendment, Tenant shall have in force the insurance required by Section 6.1(b) and Section 6.1(e) of the Lease and shall deliver to Landlord evidence reasonably satisfactory to Landlord that the required insurance is in force. The insurance required by the preceding sentence shall remain in force until all of the areas of the Premises have been delivered by Landlord to Tenant in substantially complete condition, or in the case of Studio A, the Production Control Area and that portion of Area F shown crosshatched on Exhibit "F-2" to the Lease, in operational condition.

            (g) The Indemnity contained in Section 17.1 of the Lease shall be effective as of the date of this Second Amendment; provided, however that from the date of this Second Amendment until all of the areas of the Premises have been delivered by Landlord to Tenant in substantially complete condition, or in the case of Studio A, the Production Control Area and that portion of Area F shown crosshatched on Exhibit "F-2" to the Lease, in operational condition,
Section 17.1(d) shall be deemed to read as follows: "Any accident, injury (including death) or damage to any Person or property caused directly by an act of Tenant or by a Permitted Contractor occurring in, on, or about the Premises or any part thereof or in, on or about any street, alley, sidewalk, curb, passageway, gutter, or space comprising a part thereof or adjacent thereto;".

      10. Commencement Date, Base Rent Increase, Tenant Completion Offset and Delay Offset Amount.

            (a) Notwithstanding anything in the Lease or in this Second Amendment to the contrary, the Commencement Date and the Premises Base Rent Commencement Date shall be deemed to be the earlier of (a) the Substantial Completion Date or (b) September 15, 2002.

            (b) The Office Abatement Period is hereby waived and relinquished by Tenant.

            (c) In addition to Landlord's right to receive the Base Rent, Tenant shall pay to Landlord as additional rent without offset or deduction the amount of $25,000 per month (the


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

"Enhanced Premises Rent"), for the period commencing on the Premises Base Rent Commencement Date and ending on the earlier of (i) the date that is one hundred twenty (120) months thereafter and (ii) the date, if any, on which the Transfer is consummated pursuant to Section 19(a) (the "Enhanced Premises Rent Period").

            (d) For each Landlord Delay Period, Tenant shall offset against any Base Rent next coming due on or after November 1, 2002 under the Lease an amount (each, a "Delay Offset Amount") equal to the product of (i) the "Daily Amount" shown in Section 9(a) for the portion of the Premises to which the Landlord Delay Period applies, multiplied by (ii) the number of days in the period commencing on December 16, 2002 and ending on the Substantial Completion Date.

            (e) If Tenant delivers a Tenant Completion Notice, Tenant shall offset against any Base Rent next coming due all reasonable costs and expenses paid to third parties or incurred with respect to third parties by Tenant in completing the Landlord's Work until such time as Tenant has offset an aggregate amount equal to all those costs and expenses.

      11. Substitute Space Payment. Tenant shall offset against the payment of the amount required by Section 7(b) of this Second Amendment the sum of $150,000.00 (the "Substitute Space Offset Amount") such that the net amount paid by Tenant under Section 7(b) is the Security Deposit. The Substitute Space Offset Amount constitutes the commercially reasonable costs of substitute studio space and services incurred by Tenant pursuant to Section 2.2(d)(i) of the Lease. Such amount is the entire amount to which Tenant is entitled pursuant to
Section 2.2(d)(i) of the Lease. Other than the Substitute Space Offset Amount, Tenant shall not be entitled to any additional reimbursement from Landlord pursuant to Section 2.2(d)(i) of the Lease. Tenant hereby waives any claim against Landlord (other than the Substitute Space Offset Amount) for any amounts that may be due to Tenant or subject to offset by Tenant pursuant to Section 2.2(d)(i) of the Lease.

      12. Base Rent Increase. Section 2.2(e)(i) is hereby amended by deleting the words "until the day following the last day of the Office Abatement Period" and substituting the following words therefore: "until the end of the first Lease Year." Section 2.2(e)(ii) of the Lease is hereby amended in its entirety to read as follows: "The Base Rent for each Lease Year (excluding the First Lease Year) shall be increased by an amount equal to $82,988.84 plus the product obtained by multiplying (a) fifteen percent (15%) by (b) the Post Amendment Additional Costs (excluding any Post Amendment Additional Costs incurred pursuant to Section 3 of the First Amendment." The $82,988.84 is calculated in accordance with Schedule 12 attached to this Second Amendment. Notwithstanding any other provision of the Lease, Landlord hereby confirms that the amount of Shared Excess shown as Landlord's share of the Shared Excess on Schedule 12 constitutes all of the Shared Excess that, as of the date of this Second Amendment, Landlord is entitled to include in the calculation of increase to Base Rent pursuant to Section 2.2(e)(ii) and Landlord hereby waives any right to claim any additional amounts which may exist as of the date of this Second Amendment for the purpose of such calculation.


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

      13. Additional Parking.

            (a) Landlord shall use its commercially reasonable efforts to acquire the number of additional parking spaces to serve the existing Premises as may be required to obtain a permanent certificate of occupancy for the Premises. If, on or before the Substantial Completion Date, Landlord acquires fee title to, a license for, or a leasehold interest in the real property shown on Schedule 13 attached to this Second Amendment (the "Adjacent Property"), then on the date of Landlord's acquisition, leasing or licensing of the same, Exhibit "A" of the Lease shall be amended by adding Schedule 13 to the existing Exhibit "A" to the Lease.

            (b) If Landlord acquires, leases or licenses the Adjacent Property, and the Premises are expanded as set forth in Section 13(a), then from and after the date that the Adjacent Property is acquired, leased or licensed, the Base Rent shall be increased by $812.50 for each month then remaining in the Term of the Lease. If Landlord has leased or licensed the Adjacent Property, the $812.50 of additional rent shall cease on the date that any such lease or license expires, unless Landlord has then acquired fee title to the Adjacent Property (in which event the additional rent shall continue).

            (c) If Landlord fails to acquire, lease or license the Adjacent Property on or before the Substantial Completion Date, or if Landlord has not acquired fee title to the Adjacent Property and a lease or license expires prior to the expiration of the Term of the Lease, Landlord shall use its best efforts to present Tenant within thirty (30) days of such date an alternate plan for providing the additional parking spaces required for the Premises to obtain a permanent certificate of occupancy. Landlord and Tenant shall negotiate in good faith to agree upon a reasonable alternative for parking and to share equally the costs of such alternative between Landlord and Tenant.

      14. Tenant Representations and Estoppel. Tenant warrants, represents and certifies to Landlord that, as of the date of this Second Amendment, (a) to Tenant's best knowledge, Landlord is not in default under the Lease, (b) other than with respect to any act or omission of Landlord of which Tenant has no knowledge, Tenant does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when the same becomes due, and (c) to the best knowledge of Tenant, all of the Schedules attached to this Second Amendment are true, complete and accurate.

      15. Landlord Representations and Estoppel. Landlord warrants, represents and certifies to Tenant that, as of the date of this Second Amendment, (a) to Landlord's best knowledge, Tenant is not in default under the Lease, (b) other than with respect to any act or omission of Tenant of which Landlord has no knowledge, Landlord does not have any defenses or offsets to the performance of its obligations under the Lease as and when the same becomes due, and (c) to the best knowledge of Landlord, all of the Schedules attached to this Second Amendment are true, complete and accurate.

      16. Letter Agreement re Existing Lease. Landlord and Tenant executed that certain letter agreement (the "Existing Lease Letter"), dated September 20, 2001, providing for the payment by Landlord to Tenant of certain sums related to the Existing Lease (as defined in the Existing Lease Letter). The Indemnified Cost due from Landlord to Tenant under the Existing Lease Letter is $110,000.00 (the "Existing Lease Offset Amount") as set forth in Schedule 16. Tenant shall offset the Existing Lease Offset Amount against the payment of the amounts required by Section 7(b) such that the net amount paid by Tenant under Section 7(b) is the Security Deposit. Other than the Existing Lease Offset Amount, Tenant shall not be entitled to any other amounts pursuant to the Existing Lease Letter. Tenant hereby waives any claim against Landlord (other than the Existing Lease Offset Amount) for any amounts that may be due to Tenant or subject to offset by Tenant pursuant to the Existing Lease Letter.

      17. Deleted and Amended Sections of Lease. The second full paragraph of
Section 2.2(d)(i) of the Lease that begins "If for any reason Studio A shall not be in operational condition, as determined in accordance with Article 15, on or prior to June 1, 2002, then..." is hereby deleted in its entirety. The first full paragraph of Section 2.2(d)(ii) of the Lease is hereby deleted in its entirety. The second paragraph of Section 2.2(d)(ii) of the Lease is hereby amended as follows: the date "December 31, 2002" is deleted from each place it appears and the date "March 31, 2003" is substituted therefore, the date "January 15, 2003" is deleted from each place it appears and the date "April 15, 2003" is substituted therefore, and the date "January 31, 2003" is deleted from each place it appears and the date "April 30, 2003" is substituted therefore. Notwithstanding the foregoing, if a Tenant Completion Notice is delivered to Landlord, Tenant shall waive and relinquish any right to terminate this Lease pursuant to Section 2.2(d) of this Lease.

      18. Project Audit. Within thirty (30) days after the Substantial Completion Date, Tenant shall, subject to Landlord's prior reasonable approval, retain an auditor to conduct an audit of construction costs. The auditor shall conduct a thorough audit (the "Audit") of all costs and expenses incurred by Landlord and Tenant in connection with the construction of the Landlord's Work (including the Phase 2 Change Order), all Change Orders, Shared Excess, Playboy Office Work Change Costs, Other Work Change Costs, Above Standard Work, the Unpaid Amount and any Post Amendment Additional Costs. The Audit shall be completed no later than sixty (60) days after the commencement of the Audit. Landlord and Tenant shall share equally in the costs of the Audit. Any additional credits, overcharges, corrections, changes or other matters disclosed by the Audit (excluding any of the foregoing related to the Phase 2 Change Order) shall be paid by Landlord or Tenant to the other, as applicable, as the same may be reasonably allocated between the parties by the auditor. Notwithstanding the foregoing, but subject to the possible reallocation of the Shared Excess costs set forth in Schedule 2(C) and other charges for which Tenant is specifically responsible under Section 5, Section 6, Section 7(c) and
Section 8, under no circumstances whatsoever shall Tenant be responsible for any additional costs, undisclosed change orders, or other charges from Illig Construction or any subcontractor, materialmen, suppliers or laborers that the Audit may reveal. Landlord shall make available to Tenant and the auditor the following items: (a) full and accurate books of account and records, including, without limitation, any sub-journals maintained in connection with construction of the Premises; (b) copies of all Change Orders, invoices and other correspondence with contractors, materialmen, suppliers and laborers and other pertinent transactions; and (c) all books and records of Illig Construction and other contractors to which Landlord has a right of access in connection with any construction contracts or other agreements for construction of the Premises. Such books, receipts and records shall be kept for a period of eighteen (18) months after the Substantial Completion Date. Such books, receipts and records shall be available for inspection and audit by Tenant and the auditor or its representative at a location in Los Angeles, California as Landlord may determine, at all times during regular business hours. Notwithstanding anything to the contrary in this Second Amendment, if the Audit reveals that any amounts shown in the fifth column of Schedule 2C (entitled "Shared Excess Amount - Tenant") are required to be increased solely as a result of the reallocation of the existing amount on such line (and not as a result of overall increases to the unallocated amount), Tenant shall pay to Landlord an amount equal to the difference between (a) the amount that the Audit determines should be in the fifth column of such line item and (b) the amount shown for the fifth column of such line item on Schedule 2C. Notwithstanding anything to the contrary in this Second Amendment, if the Audit reveals that any amounts shown in the fourth column of Schedule 2C (entitled "Shared Excess Amount - Landlord") are required to be increased solely as a result of the reallocation of the existing amount on such line (and not as a result of overall increases to the unallocated amount) Landlord shall pay to Tenant an amount equal to the difference between (a) the amount that the Audit determines should be in the fourth column of such line item and (b) the amount shown for the fourth column of such line item on Schedule 2C.

      19. Tenant's Election to Purchase Improvements.

            (a) Within thirty (30) days after the later to occur of (i) completion of the Audit and (ii) January 15, 2003, Tenant, by delivering to Landlord written notice (the "Tenant Purchase Notice"), may elect (but shall not be so obligated) to consummate the "Transfer" in accordance with this Section 19(a). If Tenant elects to consummate the Transfer then within ten (10) days after the date of the Tenant Purchase Notice, (i) Landlord shall deliver to Tenant a bill of sale in a form reasonably acceptable to Tenant and otherwise in accordance with all of the requirements of this Section 19(a) (the "Transfer") for all of the "Purchased Improvements" (defined in Section 19(g)) and (ii) Tenant shall pay to Landlord the "Improvement Cost" (defined in Section 19(f)). Tenant may, in lieu of the payment of the Improvement Cost, elect to have Landlord offset the Security Deposit (as its sole and exclusive remedy and source of payment) against the Improvement Cost concurrently with the receipt by Tenant of the bill of sale. If the Security Deposit that remains as of the date of the Transfer exceeds the Improvement Cost, Landlord shall, concurrently with delivery of the bill of sale, pay to Tenant the difference between the then remaining Security Deposit and the Improvement Cost. The Purchased Improvements shall be free of any mechanics' liens or materialmens' liens on the date of the Transfer. On the date of the Transfer, Landlord will assign to Tenant pursuant to an assignment agreement reasonably acceptable to Tenant all of Landlord's right, title and interest in and to the warranties and guaranties of Illig Construction and all other contractors and subcontractors who provide warranties or guaranties related to the Purchased Improvements, the plans, specifications, permits, inspection cards, Building Department records and similar materials relating to the construction of the Purchased Improvements, to the extent the same are in Landlord's possession or in the possession of its contractors or agents. At such time, Landlord shall also deliver to Tenant, true, complete and correct copies of all surveys, plans and specifications (marked to show all field changes), permits, testing and inspection results, inspection cards, physical test results or analysis, copies of subcontracts, purchase orders and invoices for work done at the Premises, and similar materials developed or obtained by Landlord in connection with the construction of the Purchased Improvements, to the extent the same are in Landlord's possession or in the possession of its contractors or agents.

            (b) The Purchased Improvements shall be deemed Alterations for all purposes under the Lease. The Purchased Improvements automatically shall become the property of Landlord if there is an early termination of the Term of the Lease. On the expiration of the Term of the Lease and subject to Landlord's rights in the next sentence, Tenant may remove the Purchased Improvements from the Building, but Tenant (at Tenant's sole cost) shall repair or replace any damage done to the Building resulting from the removal of the Purchased Improvements. Landlord shall have the right to prevent Tenant from removing the Purchased Improvements from the Building by delivering a written notice to Tenant not less than thirty (30) days prior to the expiration of the Term stating that Landlord elects to purchase from Tenant the Purchased Improvements. If Landlord elects to purchase the Purchased Improvements, then within ten (10) days after the expiration of the Term, Tenant shall deliver to Landlord a bill of sale for all of the Purchased Improvements in a form reasonably acceptable to Landlord. Landlord shall, concurrently with delivery of the bill of sale, pay to Tenant $100,000. Landlord and Tenant have mutually determined that $100,000 is a reasonable estimate of the fair market value of the Purchased Improvements at the end of the Term. If a Transfer occurs, (i) the insurance to be maintained by Landlord pursuant to Article 6 of the Lease shall not cover the Purchased Improvements, (ii) Landlord shall have no obligation pursuant to Article 7 of the Lease to restore the Purchased Improvements in the event of a casualty, and
(iii) Tenant shall maintain insurance with respect to such Purchased Improvements and to restore the same in the event of a casualty as though they were Alterations installed by Tenant.

            (c) Section 6.4(a) of the Lease is hereby amended by adding the following language at the end of Section 6.4(a): "If Tenant is obligated by
Article 7 to restore any portion of the Premises (including the Purchased Improvements) in the event of a casualty, then as to any proceeds received pursuant to the insurance coverages obtained by Tenant at Tenant's expense that are payable with respect to such casualty, Tenant shall apply such proceeds first to the payment in full of the cost of such casualty restoration before using any part of the same for any other purpose. If Tenant is not obligated by
Article 7 to utilize insurance proceeds to restore the Premises in the event of a casualty, then as to any proceeds received pursuant to the insurance coverages obtained by Tenant at Tenant's expense, Tenant may retain such proceeds."

            (d) Section 7.2 of the Lease is hereby amended by (i) adding the following words after the words "any and all Alterations" in clause (i) of
Section 7.2: "any Purchased Improvements," and (ii) adding the words "other than the Purchased Improvements" at the end of the parenthetical phrase in clause (i) of Section 7.2 and at the end of the second sentence of Section 7.2.

            (e) Section 8.8 of the Lease is hereby amended by deleting the words "unamortized value of Tenant's trade fixtures" and substituting the following words therefore: "unamortized value of Tenant's Purchased Improvements (if any) and trade fixtures"

            (f) "Improvement Cost" means the sum of (i) Landlord's actual out-of-pocket costs and expenses (not to exceed $1,611,503) paid directly to contractors and materialmen constructing the Purchased Improvements, plus (ii) $808,497, minus (iii) the Substitute Space Offset Amount, minus (iv) the Existing Lease Offset Amount, minus (v) any additional credits, overcharges, corrections, changes or other cost reduction matters disclosed by the Audit related to the Phase 2 Change Order.

            (g) "Purchased Improvements" means all of the following (i) the leasehold improvements constructed at the Premises pursuant to the Phase 2 Change Order, (ii) the leasehold improvements constructed at the Premises pursuant to the Change Orders listed on Schedule 2C as numbers 10,12 through 15, 17 through 21, 23, 26 through 34, 46, 50, 53, 54, 55, 57, 70, 92, 93, 99, 101,
102, 103, 144, 145, 146, 155, and 156, and (iii) all of Landlord's right, title and interest to the related architectural and engineering plans and specifications indicated on Schedule 2A related to the items in (g)(i) and
(g)(ii) (excluding the item listed as the Illig Construction Contract).

      20. Notices Pursuant to Second Amendment. Any notice required or desired to be given under this Second Amendment shall be given in writing and shall be deemed sufficiently given and served for all purposes when personally delivered (if delivered on a business day prior to 5:00 p.m. and otherwise on the next business day) or delivered by any generally recognized courier or sent by facsimile transmission (with confirmation of receipt prior to 5:00 p.m. on a business day and otherwise on the next business day and in any event if followed by delivery by one of the other methods specified above), addressed to the appropriate address shown below.

          Landlord:            Kingston Andrita
                               c/o Kingston Investors Corp.
                               135 E. 57th Street
                               New York, NY 10021
                               Attention: Peter Krulewitch
                               Facsimile No.: (212) 644-5540

          With a copy to:      Robert Safron, Esq.
                               Bingham McCutchen LLP
                               399 Park Avenue
                               New York, NY 10022
                               Facsimile No.: (212) 702-3620

          Tenant:              Playboy Entertainment Group Inc.
                               9242 Beverly Boulevard
                               Beverly Hills, CA 90210
                               Attn: Jeff Jenest
                               Facsimile No.: (310) 246-4050

          With a copy to:      Playboy Entertainment Group Inc.
                               9242 Beverly Boulevard
                               Beverly Hills, CA 90210
                               Attn:  David Mandell
                               Facsimile No.: (310) 246-4050

          With a copy to:      Playboy Enterprises
                               680 North Lake Shore Drive
                               Chicago, IL 60611
                               Attn:  Sue Shoemaker
                               Facsimile No.:  (312) 751-2818

      21. Lease in Full Force. All references in the Lease to the "Lease" shall hereafter refer to the Lease, as amended by this Second Amendment. Except for
(a) those provisions of the Lease deleted in this Second Amendment, (b) those provisions of the Lease that are inconsistent with this Second Amendment and (c) those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Lease shall remain in full force and effect and Tenant and Landlord hereby ratify the Lease, as amended by this Second Amendment.

      22. Brokers. Landlord and Tenant represent to one another that they have not dealt with any broker with respect to this Second Amendment. If Landlord or Tenant has dealt with any broker or person with respect to this Second Amendment, such party shall be solely responsible for the payment of any fees due said person or firm. Each of Landlord and Tenant shall defend and indemnify the other from and against any claims, demands and actions brought by any broker or other finder to recover a brokerage commission or any other claims or damages on the basis of alleged dealings with the indemnifying party contrary to the foregoing representation.

      23. Successors and Assigns. This Second Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

      24. Disputes Subject to Arbitration. Any disputes which may arise between Landlord and Tenant pursuant to any section of this Second Amendment (including without limitation Section 18) shall be subject to the arbitration provisions of
Article 31 of the Lease, including without limitation the provisions of Section
31.4 of the Lease requiring a single arbitrator.

      25. Guarantor Consent. Guarantor, by executing the consent to this Second Amendment set forth below, hereby agrees that the guaranteed obligations covered by the Guaranty include all of the additional payment and other obligations of Tenant set forth in this Second Amendment.

      26. Exhibits and Schedules. All Exhibits and Schedules attached to this Second Amendment are hereby made a part of this Second Amendment as if fully set forth herein.

      27. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument.

{signatures on next page}

      IN WITNESS WHEREOF, this Second Amendment is executed as of the date first written above.

                                          KINGSTON ANDRITA LLC

                                          By: /s/ Peter Krulewitch
                                             -----------------------------------
                                          Name:
                                          Title:


                                          PLAYBOY ENTERTAINMENT GROUP, INC.

                                          By: /s/ Jeffrey M. Jenest
                                             -----------------------------------
                                          Name:   Jeffrey M. Jenest
                                          Title:  Exec VP


                                          THIS SECOND AMENDMENT IS CONSENTED TO:

                                          PLAYBOY ENTERPRISES, INC.,
                                          Guarantor

                                          By: /s/ Howard Shapiro
                                             -----------------------------------
                                          Name:   Howard Shapiro
                                          Title:  Executive Vice President

                                          CAPITALSOURCE FINANCE LLC

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


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